Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 2 to Second Amended and Restated Credit Agreement (this “Agreement”) dated as of December 12, 2016 (the “Amendment No. 2 Effective Date”) is among Forum Energy Technologies, Inc. (the “Borrower”), the Guarantors, the Lenders party hereto, the Issuing Lenders party hereto, and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

A. The Borrower, the Administrative Agent, the Issuing Lenders party thereto from time to time, the Lenders party thereto from time to time and Wells Fargo Bank, National Association, as the swing line lender, are parties to that certain Second Amended and Restated Credit Agreement dated as of November 26, 2013, as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of February 25, 2016 (as so amended, the “Credit Agreement”).

B. The Borrower has requested that the Lenders make certain amendments to the Credit Agreement as set forth herein and subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of, and Schedules and Exhibits to, this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2. Amendments to Credit Agreement.

(a) Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended to add the following defined terms in the correct alphabetical order:

“Amendment No. 2 Effective Date” means December 12, 2016.

“Consolidated Cash Balance” means, as of any determination, the amount of all cash and Liquid Investments in deposit and securities accounts located in the United States and held by, or for the benefit of, the Borrower or any Subsidiary other than, without duplication: (i) any cash set aside to pay in the ordinary course of business amounts of the Borrower or any Subsidiary then due and owing to unaffiliated third parties and for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers in order to pay such amounts, (ii) any cash of the Borrower or any Subsidiary constituting purchase price deposits or other contractual or legal requirements to deposit money held by an unaffiliated third party, (iii) deposits of cash or Liquid Investments from unaffiliated third parties that are subject to return pursuant to binding agreements with such third parties, (iv) Equity Issuance Proceeds set aside in the Equity Account to be used to make prepayments, redemptions, purchases, defeasances or other payments of Debt permitted by this Agreement within five Business Days of such determination, (v) Equity Issuance Proceeds set aside in the Equity Account that are to be used to consummate one or more Acquisitions permitted hereunder or to fund Equity Funded Capital Expenditures, in each case, within 120 days of receipt of such proceeds, and (vi) cash and Liquid Investments in Excluded Accounts and in Cash Collateral Accounts.

“Consolidated Cash Balance Threshold” means $25,000,000.

“Equity Account” means a segregated deposit or securities account, in either case, that is (i) funded solely with Equity Issuance Proceeds, (ii) maintained by a Lender and (iii) subject to an Account Control Agreement.

“Excluded Accounts” means deposit or securities accounts that are designated solely as accounts for, and are used solely for, payroll funding, employee compensation, employee benefits or taxes.

“NOLV” means, with respect to the applicable Property, the net orderly liquidation value thereof (taking into account any loss, destruction, damage, condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, confiscation, or the requisition, of such Property and after taking into account all soft costs associated with the liquidation thereof, including but not limited to, delivery fees, interest charges, finance fees, taxes, installation fees and professional fees), as established by one or more written appraisals conducted by one or more industry recognized third party appraisers acceptable to the Administrative Agent, delivered pursuant to Section 5.11(b).

“Unrestricted Cash” means the aggregate amount of all cash and Liquid Investments of the Borrower and its Subsidiaries that is (a) not subject to any Lien (other than the Lien created by the Security Documents or a Lien in favor of the depositary institution holding such cash on deposit or such Liquid Investments, which Lien arises solely by virtue of such depositary institution’s standard account documentation or any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies and burdening only such cash and Liquid Investments) and would not appear as “restricted” on a consolidated balance sheet of the Borrower, and (b) on deposit with one or more Lending Parties (other than in any Cash Collateral Account).

“Use of Proceeds Certificate” means a certificate in form, substance and detail reasonably satisfactory to the Administrative Agent signed by a Responsible Officer of the Borrower (i) describing the applicable Acquisition (and attaching relevant material and available documentation for such Acquisition) and (ii) certifying that the proceeds of the applicable Advance will be used solely to fund (in whole or in part) the purchase price of such Acquisition (plus reasonable and customary fees and expenses incurred in connection therewith and owing to non-affiliated third parties) within four Business Days of the date of such certificate or otherwise repaid to the extent required pursuant to Section 2.5(c)(iv).

(b) Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended to amend and restate the following defined terms in their entirety:

“Borrowing Base” means, without duplication, an amount determined as of a Month End Date and calculated as follows:

(a) 80% of Eligible Receivables as of such Month End Date; plus

(b) (i) 40% of Eligible Inventory as of such Month End Date, valued at the lower of cost or market value in accordance with GAAP, or (ii) if applicable pursuant to Section 5.11(b), and if available by the time the applicable Borrowing Base Certificate is delivered, 85% of NOLV of Eligible Inventory if the amount calculated in this clause (ii) is less than the amount calculated in clause (i); plus

(c) 100% of Domestic Cash on such Month End Date; plus

(d) 65% of International Cash on such Month End Date; minus

(e) the Agent Reserve Amount; minus

(f) the Borrower Reserve Amount;

in each case, as set forth in the Borrowing Base Certificate then most recently delivered pursuant to this Agreement. Any change in the Borrowing Base shall be effective on the date the Administrative Agent receives the Borrowing Base Certificate and accompanying information and reports, in each case, as required by the terms of this Agreement; provided that, should the Borrower fail to deliver the Administrative Agent the Borrowing Base Certificate or any accompanying information or reports as required under Section 5.2(g), the Administrative Agent may nonetheless redetermine the Borrowing Base from time-to-time thereafter in its Permitted Discretion until the Administrative Agent receives the required Borrowing Base Certificate and accompanying information and reports, whereupon the Administrative Agent shall redetermine the Borrowing Base based on such Borrowing Base Certificate and the other terms hereof. Notwithstanding the foregoing, (i) the Administrative Agent may from time to time reduce any advance rate set forth in this definition if it determines, in its Permitted Discretion, that such advance rate should be reduced based upon any Field Exam or appraisal received pursuant to Section 5.11 or Section 5.12, and may thereafter elect in its Permitted Discretion to increase such advance rate up to the percentage set forth in this definition as of the Amendment No. 2 Effective Date and (ii) the advance rates set forth in this definition may not be increased to a percentage greater than the percentage set forth in this definition as of the Amendment No. 2 Effective Date without the consent of the Super-Majority Lenders.

“FCCR Covenant Trigger Date” means any Month End Date on which Excess Availability is less than 15%, as calculated and set forth in the Borrowing Base Certificate most recently delivered pursuant to this Agreement.

“Revolving Commitment” means, for each Lender, the obligation of such Lender to advance to Borrower the amount set opposite such Lender’s name on Schedule II as its Revolving Commitment, or if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender as its Revolving Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(c) or increased pursuant to Section 2.15; provided that, after the Revolving Maturity Date, the Revolving Commitment for each Lender shall be zero; and provided further that, the aggregate Revolving Commitments shall not exceed $900,000,000. The aggregate amount of all Revolving Commitments on the Amendment No. 2 Effective Date is $140,000,000.

“Senior Secured Leverage Ratio” means, as of each fiscal quarter end,

(a) for the fiscal quarters ending December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, the ratio of (i) (A) the secured Funded Debt as of such fiscal quarter end minus (B) all Unrestricted Cash as of such fiscal quarter end, to (ii) the Borrower’s consolidated EBITDA for the four-fiscal quarter period then ended; and

(b) for all other fiscal quarters, the ratio of (i) the secured Funded Debt as of such fiscal quarter end to (ii) the Borrower’s consolidated EBITDA for the four-fiscal quarter period then ended.

(c) Section 2.5(c) of the Credit Agreement (Mandatory Prepayments) is hereby amended to add a new clause (iv) therein as follows:

(iv) Use of Proceeds . With respect to each Borrowing as to which a Use of Proceeds Certificate is required to have been delivered hereunder, if the Borrower has not applied the proceeds of such Borrowing to fund the applicable Acquisition as detailed in such Use of Proceeds Certificate by the fourth Business Day following the date such Borrowing is made, then on the fifth Business Day after such Borrowing is made, the Borrower shall, to the extent of the amount of such unused proceeds, first prepay to the Swing Line Lender the outstanding principal amount of the Swing Line Advances on a pro rata basis, and second prepay to the Lenders on a pro rata basis the outstanding principal amount of the Revolving Advances. This clause (iv) may be waived, extended or amended with the consent of the Majority Lenders and the Borrower.

(d) Section 3.2 of the Credit Agreement (Conditions Precedent to Each Borrowing and to Each Issuance, Extension or Renewal of a Letter of Credit) is hereby amended to (i) amend and restate clause (a) therein, and (ii) add a new clause (d) therein as follows:

(a) Representations and Warranties. As of the date of the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit or the reallocation of the Letter of Credit Exposure, the representations and warranties made by any Credit Party or any officer of any Credit Party contained in the Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to (i) any representations and warranties that already are qualified or modified by materiality in the text thereof or (ii) any representations and warranties that are in Section 4.19, Section 4.20, Section 4.21 and Section 4.23 on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to (i) any representations and warranties that already are qualified or modified by materiality in the text thereof or (ii) any representations and warranties that are in Section 4.19, Section 4.20, Section 4.21 and Section 4.23, only as of such specified date and each request for the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit and the making of such Advance or the issuance, increase, renewal or extension of such Letter of Credit shall be deemed to be a reaffirmation of such representations and warranties. Each of the giving of the applicable Notice of Borrowing or Letter of Credit Application, the acceptance by the Borrower of the proceeds of such Borrowing, the issuance, increase, or extension of such Letter of Credit, and the reallocation of the Letter of Credit Exposure, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such issuance, increase, or extension of such Letter of Credit or such reallocation, as applicable, the foregoing condition has been met.

(d) Use of Proceeds Certificate. The Administrative Agent shall have received a Use of Proceeds Certificate to the extent that (i) the Borrower intends to apply the proceeds of an Advance to fund the purchase price (plus reasonable and customary fees and expenses incurred in connection therewith and owing to non-affiliated third parties) of an Acquisition permitted hereby, and (ii) the Consolidated Cash Balance would otherwise exceed the Consolidated Cash Balance Threshold immediately after giving pro forma effect to the receipt of proceeds from such Advance.

(e) Article 4 of the Credit Agreement (Representations and Warranties) is hereby amended by adding a new Section 4.23 to the end thereof as follows:

Section 4.23. Consolidated Cash Balance. As of the end of the Business Day of the making of (i) any Advance as to which no Use of Proceeds Certificate is required to have been delivered hereunder, the Consolidated Cash Balance, immediately after giving pro forma effect to such Advance, will not exceed the Consolidated Cash Balance Threshold or (ii) any Advance as to which a Use of Proceeds Certificate is required to have been delivered hereunder, the Consolidated Cash Balance, immediately after giving pro forma effect to such Advance and the use of proceeds of such Advance as set forth in a Use of Proceeds Certificate, will not increase.

(f) Section 5.2 of the Credit Agreement (Reporting) is hereby amended to (i) replace clause (g) therein in its entirety, and (ii) add a new clause (q) therein, in each case, as follows:

(g) Borrowing Base Certificate. (i) The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event, within 30 days after each Month End Date, a Borrowing Base Certificate as of such

Month End Date; provided that, if no Advances are outstanding at a Month End Date, a Borrowing Base Certificate shall not be required under this clause (i) for such Month End Date so long as such date is not the last day of a fiscal quarter. (ii) Notwithstanding clause (i) above, at least five (5) Business Days prior to the delivery of a Notice of Borrowing for a Revolving Advance delivered or requested at a time when no Advances are outstanding, the Borrower shall also provide, or shall cause to be provided, to the Administrative Agent a Borrowing Base Certificate as of the most recent Month End Date occurring at least 30 days prior to the date of such Notice of Borrowing or the date of such request.

(q) Consolidated Cash Balance Report. In connection with each mandatory prepayment required under Section 2.5(c)(iv), the Borrower shall provide a written report in form, substance and detail reasonably satisfactory to the Administrative Agent certifying the Consolidated Cash Balance as of the last Business Day of the previous calendar week.

(g) Section 5.11 of the Credit Agreement (Field Exams) is hereby amended and restated in its entirety as follows:

Section 5.11. Field Exams and Appraisals.

(a) Field Exams. Each Credit Party shall permit the Administrative Agent to, at any reasonable time and upon reasonable prior notice, and from time to time upon request by the Administrative Agent with reasonable notice, perform a Field Exam, subject to the confidentiality provisions of Section 9.8; provided that, unless an Event of Default has occurred and is continuing, the Borrower shall bear the cost of only one such Field Exam for each Credit Party per fiscal year.

(b) Inventory Appraisals. If the monthly average of Excess Availability (calculated using Excess Availability at the end of each day), calculated for each month on the Month End Date, based on the Borrowing Base Certificate then most recently delivered, for two consecutive months is less than 50%, the Administrative Agent may notify the Borrower in writing. If the Borrower shall fail to cause, on or before the 30th day after receipt of such notice, Excess Availability to equal or exceed 50%, the Administrative Agent may request that the Borrower deliver, and within 30 days of such request (or such later date acceptable to the Administrative Agent in its sole discretion) the Borrower shall cause to be delivered, to the Administrative Agent one or more written appraisals of the Credit Parties’ Inventory conducted at the Borrower’s sole cost and expense by one or more industry recognized third party appraisers reasonably acceptable to the Administrative Agent, together with specified procedures letters from such appraiser(s) reasonably satisfactory to the Administrative Agent; provided that, up to 50% of the Credit Parties’ Inventory may be covered by a desktop appraisal conducted by such third party appraiser in lieu of a full appraisal; provided further that, the Administrative Agent may request only one such appraisal in any 12-month period without the request of the Required Lenders and only one additional such appraisal during such 12-month period upon the request of the Required Lenders.

(c) Beneficiary. Notwithstanding anything herein to the contrary, (i) no Credit Party nor any Affiliate thereof nor any of the foregoing’s respective equity holders are intended to, and no such Person shall be, third party beneficiaries of any audits, appraisals, field exams or collateral audit conducted by any Secured Party or any other Person at the direction of any Secured Party, (ii) no Secured Party is obligated to share any such material or information with any Person other than the directly intended and express beneficiary thereof and (iii) as a condition to any disclosure of such material or information which a Secured Party may, but is not obligated to, provide, the applicable Secured Party may require that the Borrower execute and deliver a confidential, non-reliance, or other disclosure agreement in form and substance acceptable to the disclosing Secured Party (which agreement would not go into effect until the delivery of the applicable audit, appraisal or field exam).

(d) Default. If an Event of Default has occurred and is continuing, the Administrative Agent may perform, or cause to be performed, any additional Field Exams, collateral audits, and appraisals and all such exams, audits and appraisals shall be performed at the Borrower’s sole cost and expense.

(h) Section 5.13 of the Credit Agreement (Deposit Accounts) is hereby amended and restated in its entirety as follows:

Section 5.13 Deposit Accounts and Securities Accounts. The Borrower shall, and shall cause each Credit Party to: (a) commencing with the date that is 60 days after the Amendment No. 2 Effective Date (or such later date agreed to by the Administrative Agent in its sole discretion), maintain all deposit accounts with a Lender and subject to Account Control Agreements and all securities accounts subject to Account Control Agreements; provided that, this clause (a) shall not apply to (i) deposit accounts used solely for petty cash and which have deposits of less than $500,000 in the aggregate at any time, (ii) Excluded Accounts and (iii) Acquired Deposit Accounts or any securities account acquired, or held by any Person acquired, under an Acquisition permitted hereunder for a period of 90 days after completion of such Acquisition, and (b) deposit all proceeds of Eligible Receivables which were considered in calculating the then effective Borrowing Base into one or more deposit accounts that are subject to Account Control Agreements, or if prior to the required deadline provided in the preceding clause (a), into one or more deposit accounts with Wells Fargo; provided that, this clause (b) shall not apply to any Eligible Receivable acquired by, or generated by any business or Person that is acquired by and becomes, a Credit Party in connection with a Permitted Acquisition to the extent proceeds of such Eligible Receivable are deposited in Acquired Deposit Accounts during the 90-day period provided for in the definition thereof. The Borrower, for itself and on behalf of its Subsidiaries that are Credit Parties, hereby authorizes the Administrative Agent to deliver notices to the depositary banks pursuant to any Account Control Agreement under any one or more of the following circumstances: (i) following an Event of Default and (ii) if the Administrative Agent reasonably determines, in good faith after confirmation by the Borrower, that a requested transfer by the Borrower or any other Credit Party, as applicable, is a request to transfer any funds from any deposit account to any other deposit account of the Borrower or any other Credit Party that is not permitted under this Section 5.13.

(i) Section 6.1 (Debt) of the Credit Agreement is hereby amended to (i) amend and restate clause (j) therein as follows, (ii) delete the word “and” at the end of clause (p), (iii) delete the period at the end of clause (q) and replace it with a semi-colon followed by the word “and”, (iv) insert a new clause (r) as follows and (v) replace the reference to “clauses (b) and (k)” in the last sentence of Section 6.1 with a reference to “clauses (b), (j)(ii) and (k)”:

(j) Debt (i) incurred under overdraft lines of credit outstanding on the Amendment No. 2 Effective Date and listed on Schedule 6.1(j) and extensions, refinancings, refundings, replacements and renewals of any such Debt, subject to the last sentence of this Section 6.1, in each case, made available for the purpose of supporting the operations of any Foreign Restricted Entity in the United Kingdom, Canada, Singapore, Dubai, Germany or any other jurisdiction that is not a Sanctioned Entity; and (ii) incurred under overdraft lines of credit made available for the purpose of supporting the operations of any Foreign Restricted Entity in Saudi Arabia or China; provided that, the aggregate outstanding principal amount of such Debt permitted under this clause (j)(ii) shall not exceed $3,000,000 at any time;

(r) unsecured Debt incurred on one occasion in respect of deferred purchase price liabilities in connection with any single Acquisition permitted hereunder not to exceed $30,000,000 or the Foreign Currency Equivalent thereof, so long as such Debt has a maturity that is no earlier than 91 days after the Revolving Maturity Date.

(j) Section 6.17 of the Credit Agreement (Senior Secured Leverage Ratio) is hereby amended and restated in its entirety as follows:

Section 6.17 Senior Secured Leverage Ratio. The Borrower shall not permit the Senior Secured Leverage Ratio (a) as of the last day of each fiscal quarter ending after the Amendment No. 2 Effective Date and on or before December 31, 2017 to be more than 4.50 to 1.00; and (b) as of the last day of each fiscal quarter ending on or after March 31, 2018, to be more than 3.50 to 1.00.

(k) Schedule II (Revolving Commitments, Contact Information) attached to the Credit Agreement is hereby deleted and replaced in its entirety with the corresponding Schedule II (Revolving Commitments, Contact Information) attached hereto.

(l) Schedule 6.1(j) (Amendment No. 2 Effective Date Overdraft Lines of Credit) is hereby added to the Credit Agreement with the corresponding Schedule 6.1(j) (Amendment No. 2 Effective Date Overdraft Lines of Credit) attached hereto.

(m) Exhibit B (Form of Compliance Certificate) to the Credit Agreement is hereby deleted and replaced its entirety with Exhibit B (Form of Compliance Certificate) attached hereto.

(n) Exhibit D (Form of Notice of Borrowing) to the Credit Agreement is hereby deleted and replaced its entirety with Exhibit D (Form of Notice of Borrowing) attached hereto.

(o) Exhibit J (Form of Borrowing Base Certificate) of the Credit Agreement is hereby deleted and replaced in its entirety with Exhibit J (Form of Borrowing Base Certificate) attached hereto.

Section 3. Reduction of Commitments. This Agreement shall be deemed a ratable reduction in part of the unused portion of Revolving Commitments pursuant to Section 2.1(c)(i) of the Credit Agreement, it being understood that the three Business Days’ notice requirement and any other conditions precedent under such Section shall hereby be waived. On the Amendment No. 2 Effective Date, after giving effect to the contemplated reduction herein, (a) the Revolving Commitments shall be as set forth on the revised Schedule II attached hereto, and (b) each Lender’s Revolving Commitment shall be automatically decreased to the amount set forth adjacent to such Lender’s name on such replacement Schedule II.

Section 4. Representations and Warranties. Each Credit Party represents and warrants that: (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment No. 2 Effective Date as if made on as and as of such date, except that any such representation or warranty which by its terms is made as of a specified date is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such specified date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within such Credit Party’s corporate, partnership or limited liability company power and authority, as applicable, and have been duly authorized by appropriate governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Documents are valid and subsisting and secure the Secured Obligations.

Section 5. Conditions to Effectiveness. This Agreement shall become effective on the Amendment No. 2 Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent on or before the Amendment No. 2 Effective Date:

(a) Agreement. The Administrative Agent shall have received counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Administrative Agent and the Lenders constituting Majority Lenders.

(b) Engagement Letter. The Administrative Agent shall have received executed counterparts of that certain engagement and fee letter dated as of December 6, 2016, executed by the Borrower and Wells Fargo Securities, LLC.

(c) Payment of Fees. The Borrower shall have paid (a) all reasonable fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Amendment No. 2 Effective Date, and (b) all fees required under the engagement and fee letter referred to in clause (b) above.

Section 6. Acknowledgments and Agreements.

(a) Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b) The Administrative Agent, the Issuing Lenders, the Swing Line Lender and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (a) any Default or Event of Default under any of the Credit Documents, (b) any of the agreements, terms or conditions contained in any of the Credit Documents, (c) any rights or remedies of the Administrative Agent, the Issuing Lenders, the Swing Line Lender or any Lender with respect to the Credit Documents, or (d) the rights of the Administrative Agent, the Issuing Lenders, the Swing Line Lender or any Lender to collect the full amounts owing to them under the Credit Documents.

(c) The Borrower, each Guarantor, Administrative Agent, each Issuing Lender and each other party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty are not impaired in any respect by this Agreement.

(d) From and after the Amendment No. 2 Effective Date, all references to the Credit Agreement and the Credit Documents shall mean the Credit Agreement and such Credit Documents as amended by this Agreement. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement, to the extent provided thereunder.

Section 7. Reaffirmation of Security Documents. Each Credit Party (a) represents and warrants that, as of the Amendment No. 2 Effective Date, it has no defenses to the enforceability of any Security Document to which it is a party, (b) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Document to which it is a party, and agrees that each such Security Document will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (c) acknowledges, represents, warrants and agrees that the liens and security interests granted by it pursuant to the Security Documents are valid and subsisting and create a security interest to secure the Secured Obligations.

Section 8. Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty, as amended hereby, are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranty, as amended hereby), and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Credit Documents.

Section 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature or by other electronic submission and all such signatures shall be effective as originals.

Section 10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 12. Governing Law. This Agreement shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflicts of laws principles (other than Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York).

Section 13. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, THE GUARANTY, THE SECURITY AGREEMENT, IN EACH CASE AS AMENDED BY THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

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EXECUTED to be effective as of the date first above written.

BORROWER:

FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ James W. Harris
Name:	James W. Harris
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

GUARANTORS:

FET HOLDINGS, LLC
FORUM ENERGY SERVICES, INC.

By:	/s/ James W. Harris
James W. Harris
President

FORUM GLOBAL TUBING LLC
FORUM INTERNATIONAL HOLDINGS, INC.
FORUM US, INC.
TGH (US) INC.
FORUM GLOBAL HOLDINGS, LLC
FORUM SEVERE SERVICE VALVES, LLC

By:	/s/ James W. Harris
James W. Harris
President

GLOBAL FLOW TECHNOLOGIES, INC.
Z EXPLORATIONS, INC.
Z RESOURCES, INC.
ZY-TECH GLOBAL INDUSTRIES, INC.

By:	/s/ Michael Donoghue
Michael Donoghue
President

FORUM GLOBAL TUBING LP
By:	FORUM US, INC., its general partner

By:	/s/ James W. Harris
James W. Harris
President

Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

ADMINISTRATIVE AGENT/LENDERS:

WELLS FARGO BANK,
NATIONAL ASSOCIATION as Administrative Agent, Swing Line Lender, Issuing Lender, and a Lender

By:	/s/ J.C. Hernandez
Name:	J.C. Hernandez
Title:	Managing Director

Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

JPMORGAN CHASE BANK, N.A.
as an Issuing Lender and a Lender

By:	/s/ Thomas Okamoto
Name: Thomas Okamoto
Title: Authorized Officer

Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

BANK OF AMERICA, N.A.
as an Issuing Lender and a Lender

By:	/s/ Tyler Ellis
Name: Tyler Ellis
Title: Director

Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

CITIBANK, N.A.
as a Lender

By:	/s/ Tariq Masaud
Name: Tariq Masaud
Title: Vice President

Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

ZB, N.A., d/b/a AMEGY BANK
as a Lender

By:	/s/ James C. Day
Name: James C. Day
Title: Senior Vice President

Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

HSBC BANK USA, N.A.
as a Lender

By:	/s/ Wadie Christopher Habiby
Name: Wadie Christopher Habiby
Title: Senior Vice President, Corporate Banking

Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

COMERICA BANK,
as a Lender

By:	/s/ Bradley Kuhn
Name: Bradley Kuhn
Title: Assistant Vice President

Signature Page to Amendment No. 2 to Second Amended and Restated Credit Agreement

(Forum Energy Technologies, Inc.)

SCHEDULE II

Revolving Commitments, Contact Information

ADMINISTRATIVE AGENT/ISSUING LENDER/SWING LINE LENDER

Wells Fargo Bank, National Association	Address:	1525 W WT Harris Blvd. Mail Code NC0680 Charlotte, NC 28262
	Attn:	Syndication/Agency Services
	Telephone:	704-590-2760
	Facsimile:	704-715-0017

with a copy to:
	Address:	1000 Louisiana, 9th Floor MAC T5002-090 Houston, Texas 77002
	Attn:	J.C. Hernandez
	Telephone:	713-319-1913
	Facsimile:	713-739-1087

CREDIT PARTIES

Borrower/Guarantors	Address for Notices: 920 Memorial City Way, Suite 1000 Houston, TX 77024
	Attn:	James W. Harris
	Telephone:	713-351-7999
	Facsimile:	281-949-2555

Lender	Revolving Commitment
Wells Fargo Bank, National Association	$23,333,333.10
JPMorgan Chase Bank, N.A.	$23,333,333.10
Bank of America, N.A.	$23,333,333.10
Citibank, N.A.	$18,666,666.90
Deutsche Bank AG New York Branch	$18,666,666.90
HSBC Bank USA, N.A.	$17,500,000.00
Comerica Bank	$10,500,000.00
ZB, N.A. d/b/a Amegy Bank	$4,666,666.90
TOTAL:	$140,000,000

SCHEDULE 6.1(j)

Amendment No. 2 Effective Date Overdraft Lines of Credit

Overdraft Line of Credit	Maximum Amount
FET Global Holdings Limited	GBP 7,000,000
Forum Canada ULC	CAD 2,000,000
Forum Energy Asia Pacific Pte. Ltd.	USD 5,000,000
Blohm + Voss Oil Tools GmbH	EUR 3,000,000

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM                     , 201     TO                         , 201    (this “Fiscal Quarter”)

This certificate dated as of                     ,             is prepared pursuant to the Second Amended and Restated Credit Agreement dated as of November 26, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Forum Energy Technologies, Inc., a Delaware corporation (“Borrower”), the lenders party thereto from time to time (the “Lenders”), the Issuing Lenders (as defined in the Credit Agreement) and Wells Fargo Bank, National Association, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as swing line lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned, on behalf of the Borrower and not in his or her individual capacity, certifies that:

[(a) the financial statements delivered concurrently herewith fairly present the financial condition, results of operations, and cash flows of the Borrower and its Restricted Subsidiaries, in all material respects, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;]1

[(a)][(b)] all of the representations and warranties made by any Credit Party or any officer of any Credit Party contained in the Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to (i) any representations and warranties that already are qualified or modified by materiality in the text thereof, or (ii) any representations and warranties that are in Section 4.19, Section 4.20, Section 4.21 or Section 4.23) as if made on this date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to (i) any representations and warranties that already are qualified or modified by materiality in the text thereof, or (ii) any representations and warranties that are in Section 4.19, Section 4.20, Section 4.21 or Section 4.23) only as of such specified date;

[(b)][(c)] attached hereto in Schedule A is a reasonably detailed spreadsheet reflecting the calculations of, as of this Fiscal Quarter or the four quarter period ended this Fiscal Quarter, as applicable, secured Funded Debt[,][and] EBITDA[, Maintenance Capital Expenditures, Cash Taxes, Interest Expense and the scheduled principal payments on all Funded Debt)]2, in each case for the Borrower and its consolidated Restricted Subsidiaries, [and Unrestricted Cash]3;

[(c)][(d)] no Default or Event of Default has occurred or is continuing as of the date hereof; and]

--or--

[1]	Include this language in connection with delivery of Quarterly Financials pursuant to Section 5.2(b) of the Credit Agreement.
[2]	Only include if an FCCR Covenant Trigger Date affecting this Fiscal Quarter has occurred.
[3]	Only include for fiscal quarters ending after the Amendment No. 2 Effective Date until (and including) December 31, 2017.

Exhibit B – Form of Compliance Certificate

[(c)][(d)] the following Default[s] or Event[s] of Default exist[s] as of the date hereof, if any, and the actions set forth below are being taken to remedy such circumstances:

                    ; and]

[(d)][(e)] as of the date hereof for the periods set forth below the following statements, amounts, and calculations included herein and in Schedule A, were true and correct in all material respects:

I.	Section 6.17. Senior Secured Leverage Ratio[4] –

(a)	secured Funded Debt as of the last day of this Fiscal Quarter	$

(b)	Unrestricted Cash as of the last day of this Fiscal Quarter[5]	$

(c)	Borrower’s consolidated EBITDA[6] for the four-fiscal quarter period ended this Fiscal Quarter	$

	Senior Secured Leverage Ratio = (a) [minus (b)7] to (c)		_____ to 1.00

Maximum Senior Secured Leverage Ratio Covenant =

For any quarter ending after the Amendment No. 2 Effective Date and on or prior to December 31, 2017, 4.50 to 1.00;

For any quarter ending on or after March 31, 2018, 3.50 to 1.00

Compliance	Yes	No

[Remainder of this page intentionally left blank.

Compliance Certificate continues on following pages.]

[4]	Calculated as of the last day of each fiscal quarter.
[5]	Only include for the quarters ending December 31, 2016 through and including December 31, 2017.
[6]	In accordance with the Credit Agreement, EBITDA shall be subject to pro forma adjustments for Acquisitions and Nonordinary Course Asset Sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in accordance with the guidelines for pro forma presentations set forth by the SEC or in a manner otherwise reasonably acceptable to the Administrative Agent.
[7]	Unrestricted Cash to be subtracted from Funded Debt only for the quarters ending December 31, 2016 through and including December 31, 2017.

Exhibit B – Form of Compliance Certificate

[II. Section 6.18 Fixed Charge Coverage Ratio –

(a)	Borrower’s consolidated EBITDA[8] for the four fiscal-quarter period ended this Fiscal Quarter	$	____________

(b)	Maintenance Capital Expenditures made in the four fiscal quarter ended this Fiscal Quarter	$	____________

(c)	Cash Taxes paid in in the four fiscal quarter ended this Fiscal Quarter	$	____________

(d)	Numerator = (a) - (b) -(c)	$	____________

(e)	Interest Expense paid in cash during the four fiscal-quarter period ended this Fiscal Quarter	$	____________

(f)	Scheduled principal payments of all Funded Debt during the four fiscal-quarter period ended this Fiscal Quarter	$	____________

(g)	Denominator = (e) + (f)	$	____________

(h)	Fixed Charge Coverage Ratio = ratio of (d) over (g) =		_____ to 1.00

	Minimum Fixed Charge Coverage Ratio		1.25 to 1.00

	Compliance		Yes No	][9]

[Remainder of this page intentionally left blank.

Compliance Certificate continues on following pages.]

[8]	In accordance with the Credit Agreement, EBITDA shall be subject to pro forma adjustments for Acquisitions and Nonordinary Course Asset Sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in accordance with the guidelines for pro forma presentations set forth by the SEC or in a manner otherwise reasonably acceptable to the Administrative Agent.
[9]	Calculated only if an FCCR Covenant Trigger Date affecting this Fiscal Quarter has occurred.

Exhibit B – Form of Compliance Certificate

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                              ,                 .

FORUM ENERGY TECHNOLOGIES, INC.

By:
Name:
Title:

Exhibit B – Form of Compliance Certificate

EXHIBIT D

FORM OF NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association, as Administrative Agent

1525 W WT Harris Blvd.

Mail Code NC0680

Charlotte, North Carolina 28262

Attn: Syndication/Agency Services

Telephone:          (704) 590-2760

Facsimile:           (704) 715-0017

With a copy to:

Wells Fargo Bank, National Association

1000 Louisiana, 9th Floor, MAC T5002-090

Houston, Texas 77002

Attn: J.C. Hernandez

Telephone:         (713) 319-1913

Facsimile:          (713) 739-1087

Ladies and Gentlemen:

The undersigned, Forum Energy Technologies, Inc., a Delaware corporation (“Borrower”), (a) refers to the Second Amended and Restated Credit Agreement dated as of November 26, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the defined terms of which are used in this Notice of Revolving Borrowing unless otherwise defined in this Notice of Revolving Borrowing) among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Issuing Lenders, and Wells Fargo Bank, National Association, as Administrative Agent and as Swing Line Lender, and (b) certifies that it is authorized to execute and deliver this Notice of Revolving Borrowing.

The Borrower hereby gives you irrevocable notice pursuant to Section [2.4(a)][2.3(d)]1 of the Credit Agreement that the undersigned hereby requests a [Revolving][Swing Line] Borrowing (the “Proposed Borrowing”), and in connection with that request sets forth below the information relating to the Proposed Borrowing as required by the Credit Agreement:

(a)	The Business Day of the Proposed Borrowing is , .

(b)	The Proposed Borrowing will be composed of [Base Rate Advances] [Eurodollar Rate Advances] [Swing Line Advances].

(c)	The aggregate amount of the Proposed Borrowing is $ .

(d)	[The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [ month[s]].]

[1]	Use (a) Section 2.4(a) for requests of a Revolving Borrowing and (b) Section 2.3(d) for requests of a Swing Line Borrowing.

Exhibit D – Form of Notice of Revolving Borrowing

The Borrower hereby further certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(1)	the representations and warranties made by any Credit Party or any officer of any Credit Party contained in the Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to (i) any representations and warranties that already are qualified or modified by materiality in the text thereof, or (ii) any representations and warranties that are in Section 4.19, Section 4.20, Section 4.21 or Section 4.23) on and as of the date of the Proposed Borrowing as though made on and as of such date (except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to (i) any representations and warranties that already are qualified or modified by materiality in the text thereof, or (ii) any representations and warranties that are in Section 4.19, Section 4.20, Section 4.21 or Section 4.23) only as of such specified date);

(2)	no Default has occurred and is continuing or would result from the Proposed Borrowing or from the acceptance of the proceeds therefrom;

(3)	the Borrower has delivered a Borrowing Base Certificate in accordance with Section 5.2(g) of the Credit Agreement; and

(4)	as of the end of the Business Day of the Proposed Borrowing [the Consolidated Cash Balance, immediately after giving pro forma effect to the Proposed Borrowing, will not exceed the Consolidated Cash Balance Threshold][2] [the Consolidated Cash Balance, immediately after giving pro forma effect to the Proposed Borrowing and the use of proceeds of the Proposed Borrowing as set forth in the Use of Proceeds Certificate delivered concurrently herewith, will not increase][3].

Very truly yours,

FORUM ENERGY TECHNOLOGIES, INC.a Delaware corporation

By:
Name:
Title:

[2]	Use this language if no Use of Proceeds Certificate is required to be delivered in connection with the Proposed Borrowing.
[3]	Use this language if the Proposed Borrowing will be used to fund an Acquisition as described in a Use of Proceeds Certificate.

Exhibit D – Form of Notice of Revolving Borrowing

EXHIBIT J

FORM OF BORROWING BASE CERTIFICATE

MONTH END DATE:                     , 20    (the “Applicable Month End Date”)

This certificate is dated as of             (“Certificate Date”), prepared pursuant to the Second Amended and Restated Credit Agreement dated as of November 26, 2013, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Forum Energy Technologies, Inc., a Delaware corporation (the “Borrower”), the lenders thereto from time to time, and Wells Fargo Bank, National Association, as the Administrative Agent, and calculates, among other things, the Borrowing Base based on amounts as of the Applicable Month End Date.

Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The Borrower hereby certifies that:

(a) the amounts and calculations regarding the Borrowing Base set forth in the attached Schedule A and on the accompanying supporting reports, if any, attached hereto are true and correct in all material respects as of the Applicable Month End Date;

(b) the amounts and calculations regarding the Availability and Excess Availability set forth in the attached Schedule A are true and correct in all material respects as of the Certificate Date;

(c) the amounts and calculations regarding the accounts receivable aging report and the accounts payable aging report as set forth in Schedule B and Schedule C, respectively, and on the accompanying supporting reports, if any, attached hereto are true and correct in all material respects as of the Applicable Month End Date;

(d) attached hereto as Schedule D is a detailed chart reflecting the Inventory of the Credit Parties; and

(e) the Inventory included in the Borrowing Base as calculated in Schedule A are (i) owned by, and in the possession of a Credit Party, (ii) held for Disposition in the ordinary course of the Credit Parties’ business and (iii) Inventory in which the Administrative Agent has an Acceptable Security Interest;

(f) the Receivables included in the Borrowing Base as calculated in Schedule A (i) conform to the representations and warranties in Article 4 of the Credit Agreement and the other Security Documents in all material respects, to the extent such provisions are applicable to Receivables, (ii) are encumbered by an Acceptable Security Interest and subject to no other Liens (other than Permitted Liens), and (iii) are, otherwise, Eligible Receivables as required under the Credit Agreement;

(g) attached hereto as Schedule E is the current list of Specified Account Debtors and such list is either (i) the same list attached to the Credit Agreement as Schedule 1.1(B) or (ii) the Administrative Agent has approved of such Specified Account Debtors in its Permitted Discretion; and

Exhibit J – Form of Borrowing Base Certificate

(h) (i) the average of Excess Availability for the month ending on the Applicable Month End Date (calculated using Excess Availability at the end of each day of such month) is [    ]%; and (ii) the average Excess Availability of the immediately prior month (calculated using Excess Availability at the end of each day of such month) as set forth in the last delivered Borrowing Base Certificate was [    ]%.

Very truly yours,

FORUM ENERGY TECHNOLOGIES, INC.

By:
Name:
Title:

Exhibit B – Form of Borrowing Base Certificate

SCHEDULE A

BORROWING BASE CALCULATION

AVAILABILITY CALCULATION

A.	ELIGIBLE RECEIVABLES

1.	Receivables[1] of Credit Parties owing by an

Account Debtor on the Applicable Month End Date:                                                              $

minus

2.	(without duplication) the sum of Receivables which are:

a.	not subject to an Acceptable Security Interest	$

b.	Receivables to which a Credit Party does not have good and marketable title	$

c.	not billed substantially in accordance with billing practices of a Credit Party in effect on the Amendment No. 1 Effective Date (as such practices are modified after such date in a manner not adverse to the Lenders);	$

	as to Account Debtors other than Specified Account Debtors, unpaid for more than 90 days from the date of the invoice[2];	$

or

	as to Specified Account Debtors, unpaid for more than 120 days from the date of invoice	$

d.	not created in the ordinary course of business of any Credit Party;	$

	created from performance of services by any Credit Party which have not been fully and satisfactorily performed or contingent upon any further performance;	$

	created from the sale of goods which was not an absolute sale on open account (such as on consignment, on approval or on a “sale or return” basis);	$

or

	created from an absolute sale of goods on open account but in respect of goods (i) in which such Credit Party did not have sole and complete ownership or (ii) for which such Credit Party does not have shipping or delivery receipts evidencing shipping or delivery to the Account Debtor	$

[1]	“Receivables” means, at any date of determination thereof, the unpaid portion of the obligation, as stated on the invoice or other writing of a customer of a Person in respect of goods sold or services rendered by such Person.
[2]	Amount due from Specified Account Debtors that are more than 90 days past due which are included in the Borrowing Base shall not exceed $10,000,000.

Exhibit J – Form of Borrowing Base Certificate

e.	if such Receivable was a result of progress billing, either:

	(i) the performance covered by such invoice has not been fully and satisfactorily performed,	$

	or	$	[4]

(ii) the aggregate amount of progress billing Receivables is in excess of $20,000,000[3]

f.	not a legal, valid and binding payment obligation of the Account Debtor thereof enforceable in accordance with its terms or otherwise does not arise from an enforceable contract (subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity)	$

g.	due from an Account Debtor (other than a Specified Account Debtor) that has at any time more than 30% of its aggregate Receivables owed to any Credit Party more than 90 days past the invoice date;	$

or

	due from a Specified Account Debtor that has at any time more than 30% of its aggregate Receivables owed to any Credit Party more than 120 days past the invoice date	$

h.	owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any Debtor Relief Laws, (iv) has admitted in writing its inability to, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business; other than, in each case, any such Receivable for which an irrevocable letter of credit in form, substance and amount satisfactory to the Administrative Agent in its Permitted Discretion and issued by an issuer satisfactory to the Administrative Agent in its Permitted Discretion has been obtained (and which has been collaterally assigned to the Administrative Agent and such collateral assignment has been consented to by the issuer thereof pursuant to a consent agreement in form and substance reasonably satisfactory to the Administrative Agent)	$

i.	due from any Account Debtor which is Credit Party, Affiliate of a Credit Party, or director, officer or employee of a Credit Party or Affiliate of a Credit Party	$

3 If such amount exceeds $20,000,000, only exclude the excess of such amount.

4 To be the amount in excess of such $20,000,000 basket.

Exhibit B – Form of Borrowing Base Certificate

j.	not evidenced by an invoice or evidenced by chattel paper, promissory note or other instrument (unless such instrument, chattel paper or promissory note is subject to a perfected Acceptable Security Interest)	$

k.	due from an Account Debtor to the extent that such Receivables, together with all other Receivables due from such Account Debtor, comprise more than 25% of the aggregate Eligible Receivables with respect to all Account Debtors (provided, however, that the amount excluded pursuant to this clause (k) shall only be the amount by which such Receivables exceed such 25% threshold)	$	[5]

l.	is subject to any set-off, counterclaim, defense, allowance or adjustment or there has been a dispute, objection or complaint by the Account Debtor concerning its liability for such Receivable or a claim for any such set-off,counterclaim, defense, allowance or adjustment by the Account Debtor thereof, unless such set-off, counterclaim, defense, allowance or adjustment is sufficiently covered under the Agent Reserve Amount as determined by the Administrative Agent in its Permitted Discretion (provided, however, that the amount of any such Receivable excluded pursuant to this clause (l) shall only be only the amount of such set- off, counterclaim, allowance or adjustment or claimed set-off, counterclaim, allowance or adjustment);	$ $

m.	not denominated in Dollars, Canadian Dollars, Euros or British Pound Sterling[6]	$

[5]	To be the amount in excess of such 25% threshold.
[6]	Use the Dollar Equivalent of Canadian Dollars, Euros and British Pound Sterling in determining the Borrowing Base.

Exhibit B – Form of Borrowing Base Certificate

n.	due from an Account Debtor (other than a Specified Account Debtor) that is not organized under applicable law of the United States or any state of the United States, the United Kingdom or Canada or any province of Canada and neither of the following conditions have been satisfied: (i) such Receivable is fully covered by an irrevocable letter of credit in form, substance and amount satisfactory to Administrative Agent, issued by an issuer satisfactory to Administrative Agent in its Permitted Discretion, that has been collaterally assigned to the Administrative Agent in its Permitted Discretion and the issuer has consented to such assignment in a consent agreement in form and substance reasonably satisfactory to the Administrative Agent or (ii) the payment of such Receivable is fully covered under a credit insurance policy (after giving effect to policies limits and all claims, paid or unpaid, which may be applied against such policy limits) in form, substance and amount, and by a foreign risk insurance policy provider, acceptable to the Administrative Agent in its Permitted Discretion and the proceeds of such policy have been assigned to Administrative Agent pursuant to documentation reasonably satisfactory to Administrative Agent and the insurer has accepted such assignment pursuant to documentation reasonably satisfactory to Administrative Agent; or	$

	due from a Specified Account Debtor and the Administrative Agent has provided in its Permitted Discretion that such Receivable should be excluded	$

o.	due from the United States government, or any department, agency, public corporation, or instrumentality thereof, and the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.) and all other steps necessary to perfect the Lien of the Administrative Agent in such Receivable have not been complied with to the Administrative Agent’s satisfaction	$

p.	owed by an Account Debtor located in any jurisdiction which requires the filing by any Credit Party of a “Notice of Business Activities Report” or other similar report or requires any Credit Party to qualify to do business in order to permit such Credit Party to seek judicial enforcement in such jurisdiction of payment of such Receivable and such Credit Party has not filed such report or is not qualified to do business in such jurisdiction	$

q.	owed by an Account Debtor that is a Sanctioned Person or a Sanctioned Entity	$

r.	the result of (i) a credit balance relating to a Receivable more than 90 days past the invoice date (or more than 120 days past the invoice date for a Specified Account Debtor), (ii) work-in-progress, (iii) finance or service charges, or (iv) payments of interest	$

s.	written off the books of any Credit Party or otherwise designated as uncollectible by any Credit Party	$

Exhibit B – Form of Borrowing Base Certificate

t.	subject to any reduction thereof, other than discounts and adjustments given in the ordinary course of business and deducted from such Receivable (provided that the amount excluded by this clause (t) shall only be the amount of such reduction)		$	[7]

u.	newly created Receivables resulting from the unpaid portion of a partially paid Receivable		$

v.	subject to any Lien (other than Permitted Liens, so long as such Permitted Liens (i) is sufficiently covered under the Agent Reserve Amount if required by the Administrative Agent in its Permitted Discretion and (ii) do not impair the ability of the Administrative Agent to realize on or obtain the full benefit of the Collateral) which would be superior to the lien and rights of the Administrative Agent created under the Credit Documents		$

	TOTAL:		$

	3. Eligible Receivables = (1) – (2)	=	$

[7]	To be the amount of such reduction.

Exhibit B – Form of Borrowing Base Certificate

B. ELIGIBLE INVENTORY

1.	Inventory[8] (including raw materials) owned by a

Credit Party on the Applicable Month End Date9                                                      $

minus

2.	(without duplication) the sum of Inventory which is:

a.	Inventory with respect to which the applicable Credit Party does not have valid title to or right to possession	$	__________

b.	obsolete or slow moving Inventory (unless such Inventory is subject to a reserve under the Borrower Reserve Amount)	$	__________

c.	rejected, spoiled or damaged Inventory, or otherwise not readily saleable or usable in its present state for the use for which it was processed or purchased (unless such Inventory is subject to a reserve under the Borrower Reserve Amount)	$	__________

d.	Inventory that has been shipped or delivered to a customer on consignment, on a sale or return basis, or on the basis of any similar understanding	$	__________

e.	Inventory which is in transit (provided that, “in transit” shall be deemed not to include any situation or circumstance where each of the following conditions are met: (i) the Inventory is “in transit” between Credit Parties, (ii) a Credit Party retains title to such Inventory, (iii) a Credit Party maintains possession and control of such Inventory, and (iv) such Inventory is located on a vehicle operated by a Credit Party)	$	__________

f.	Inventory held for lease	$	__________

g.	Inventory which is located on premises owned or operated by the customer that is to purchase such Inventory or located on premises not owned by a Credit Party (unless such premises are subject to a Collateral Access Agreement or sufficiently covered under the Agent Reserve Amount as determined by the Administrative Agent in its Permitted Discretion)	$	__________

h.	Inventory that is not in good condition or does not comply with any Legal Requirement or the standards imposed by any Governmental Authority in any material respect with respect to its manufacture, use, or sale	$	__________

i.	Inventory that is bill and hold goods or deferred shipment	$	__________
j.	Inventory evidenced by any negotiable or non-negotiable document of title unless, in the case of a negotiable document of title, such document of title has been delivered to the Administrative Agent, duly endorsed and accompanied by duly executed instruments of transfer or assignment (in form and substance reasonably satisfactory to the Administrative Agent)	$	__________

[8]	Value of Inventory to be calculated at the lower of cost or market value in accordance with GAAP.
[9]	“Inventory” of any Person means all inventory (as defined in the Uniform Commercial Code, as in effect in the State of New York) owned by such Person, wherever located and whether or not in transit.

Exhibit J – Form of Borrowing Base Certificate

k.	Inventory produced in violation of the Fair Labor Standards Act or that is subject to the “hot goods” provisions contained in Title 29 U.S.C. §215		$	__________

l.	Inventory that is subject to any agreement which would, in any material respect, restrict Administrative Agent’s ability to sell or otherwise dispose of such Inventory		$	__________

m.	Inventory that is located in a jurisdiction outside the United States or in any territory or possession of the United States that has not adopted Article 9 of the Uniform Commercial Code		$	__________

n.	Inventory that is subject to any Lien (other than Permitted Liens, so long as such Permitted Liens (i) are sufficiently covered under the Agent Reserve Amount as determined by the Administrative Agent in its Permitted Discretion and (ii) do not impair the ability of the Administrative Agent to realize on or obtain the full benefit of the Collateral) which would be superior to the lien and rights of the Administrative Agent created under the Credit Documents		$	__________

o.	Inventory that would constitute work in process or supplies or materials consumed in the business of any Credit Party or Subsidiary thereof (other than raw materials used to manufacture Inventory held for Disposition)		$	__________

	TOTAL:		$	__________

	3. Eligible Inventory = (1) – (2)	=	$	__________

Exhibit B – Form of Borrowing Base Certificate

C. DOMESTIC CASH[10] as of the Applicable Month End =	$	__________

D. INTERNATIONAL CASH[11] as of the Applicable Month End =	$	__________

E. BORROWING BASE as of the Applicable Month End =

	1. A.3. x 80%[12]	=	$	__________

	2. (i) B.3 x 40%[13] or (ii) 85% of NOLV[14] of Eligible Inventory if lower than (i)	=	$	__________

	3. C x 100%	=	$	__________

	4. D x 65%	=	$	__________

	5. Agent Reserve Amount[15]	=	$	__________

.	6. Borrower Reserve Amount	=	$	__________

	7. Borrowing Base (E.1 + E.2+ E.3 + E.4 - E.5 – E.6)	=	$	__________

F. AVAILABILITY AND EXCESS AVAILABILITY as of the Certificate Date

1.	Aggregate outstanding amount of all Swing Line Advances	=	$	__________

2.	Aggregate outstanding amount of all Revolving Advances	=	$	__________

3.	Aggregate outstanding undrawn amount of Letters of Credit	=	$	__________

4.	Aggregate unpaid amount of all payment obligations under

	drawn Letters of Credit	=	$	__________

5.	Borrowing Limit (Lesser of (a) Borrowing Base (See E.7 above) and (b) the aggregate Revolving Commitments16)	=	$	__________

6.	Availability = F.5. – (F.1 + F.2+ F.3 + F.4)	=	$	__________

7.	Excess Availability = F.6 divided by F.5	=	$	__________

[10]	“Domestic Cash” means cash deposited in a deposit account of a Credit Party that is (a) maintained by a Lending Party, as depository bank (other than Acquired Deposit Accounts), (b) located in the United States and (c) subject to an Account Control Agreement, but not including Cash Collateral Accounts.
[11]	“International Cash” means cash deposited in a deposit account of a Credit Party or any of its Restricted Subsidiaries that is (i) maintained by a Lending Party, as depositary bank, (ii) free and clear of any Lien other than other than a Lien in favor of the depositary institution holding such deposit accounts arising solely by virtue of such depositary institution’s standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only such deposit accounts and (iii) located in the United Kingdom or Canada.
[12]	Advance rates subject to change per terms of the Credit Agreement.
[13]	Eligible Inventory to be valued at the lower of cost or market value in accordance with GAAP.
[14]	Use only if applicable pursuant to Section 5.11(b) and if available as of the Applicable Month End Date.
[15]	Amount to be previously provided by the Administrative Agent.
[16]	Subject to the $125,000,000 limitation prior to the date that the Administrative Agent has received the Field Exam.

Exhibit J – Form of Borrowing Base Certificate

G.	FCCR COVENANT TRIGGER DATE.

Month End Date is a FCCR Covenant Trigger date if Excess Availability (F.7) is less than 15%.

Is the Month End Date a FCCR Covenant Trigger Date?                         Yes             No

[To be included only if the Month End Date is a FCCR Covenant Trigger Date]

[Fixed Charge Coverage Ratio17

(a)	Borrower’s consolidated EBITDA[18] for the four fiscal-quarter period ended the Applicable Fiscal Quarter.	$	____________

(b)	Maintenance Capital Expenditures madein the four fiscal quarter ended the Applicable Fiscal Quarter	$	____________

(c)	Cash Taxes paid in in the four fiscal quarter ended the Applicable Fiscal Quarter	$	____________

(d)	Numerator = (a) - (b) -(c)	$	____________

(e)	Interest Expense paid in cash during the four fiscal-quarter period ended the Applicable Fiscal Quarter	$	____________

(f)	Scheduled principal payments of all Funded Debtduring the four fiscal-quarter period ended the Applicable Fiscal Quarter	$	____________

(g)	Denominator = (e) + (f)	$	____________

(h)	Fixed Charge Coverage Ratio = ratio of (d) over (g) =		_____ to 1.00

	Minimum Fixed Charge Coverage Ratio		1.25 to 1.00

	Compliance		Yes No	]

[17]	Calculated as of the fiscal quarter most recently ended for which annual or quarterly financials have been delivered pursuant to Sections 5.2(a) or 5.2(b) of the Credit Agreement (the “Applicable Fiscal Quarter”).
[18]	In accordance with the Credit Agreement, EBITDA shall be subject to pro forma adjustments for Acquisitions and Nonordinary Course Asset Sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in accordance with the guidelines for pro forma presentations set forth by the SEC or in a manner otherwise reasonably acceptable to the Administrative Agent.

Exhibit B – Form of Borrowing Base Certificate

SCHEDULE B

MONTHLY ACCOUNTS RECEIVABLE AGING REPORT

[Please attach an accounts receivable aging report for each Credit Party, with grand totals.]

Exhibit B – Form of Borrowing Base Certificate

SCHEDULE C

MONTHLY ACCOUNTS PAYABLE AGING REPORT

[Please attach an accounts payable aging report for each Credit Party with grand totals.]

Exhibit B – Form of Borrowing Base Certificate

SCHEDULE D

INVENTORY SCHEDULE

[Please attach a detailed report on the Inventory of the Credit Parties19.]

[19]	Include such details as reasonably requested by the Administrative Agent.

Exhibit J – Form of Borrowing Base Certificate

[SCHEDULE E

ADDITIONAL SPECIFIED ACCOUNT DEBTORS]20

[20]	To be included if there are currently any Specified Account Debtors not scheduled on Schedule 1.1B.

Exhibit B – Form of Borrowing Base Certificate